UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 2, 2026
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TD SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16202 Bay Vista Drive, Clearwater, Florida	33760
(Address of principal executive offices)	(Zip Code)
(727) 539-7429
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On November 2, 2026, TD SYNNEX Corporation (“TD SYNNEX”) entered into a Term Loan Credit Agreement (the “New Term Loan Credit Agreement”) with the initial lenders party thereto, Bank of America, N.A. (“Bank of America”), as administrative agent for the lenders, and BofA Securities, Inc., as lead arranger and lead bookrunner. The New Term Loan Credit Agreement provides for the extension of a senior unsecured term loan in an aggregate principal amount of $1,750 million (the “New Term Loan”).
A portion of the proceeds of the New Term Loan were used to refinance and repay in full TD SYNNEX’s existing $750 million term loan previously disclosed that would have matured on September 1, 2027. The remainder of the proceeds of the New Term Loan will be used for general corporate purposes of TD SYNNEX and its subsidiaries, including acquisitions. The New Term Loan will mature on November 2, 2029, is not subject to scheduled amortization prior to maturity and, once repaid or prepaid, may not be reborrowed.
Loans borrowed under the New Term Loan Credit Agreement bear interest, in the case of SOFR rate loans, at a per annum rate equal to the applicable SOFR rate, plus the Applicable Margin (as defined in the New Term Loan Credit Agreement), which may range from 1.00% to 1.625%, based on TD SYNNEX’s Public Debt Rating (as defined in the New Term Loan Credit Agreement).
The New Term Loan Credit Agreement contains various loan covenants that restrict the ability of TD SYNNEX and its subsidiaries to take certain actions, including, incurrence of indebtedness (solely with respect to any subsidiary of TD SYNNEX), creation of liens, mergers or consolidations, entering into certain transactions with affiliates or changing the nature of their business, in each case, that are customary for similar facilities for similarly rated borrowers. In addition, the New Term Loan Credit Agreement contains financial covenants which require TD SYNNEX to maintain at the end of any of its fiscal quarters, (i) a ratio of (x) Funded Debt (as defined in the New Term Loan Credit Agreement) of TD SYNNEX and its subsidiaries on a consolidated basis to (y) EBITDA (as defined in the New Term Loan Credit Agreement) of TD SYNNEX and its subsidiaries on a consolidated basis of 4.00 to 1.00, with the option at TD SYNNEX’s election upon any Qualified Acquisition (as defined in the New Term Loan Credit Agreement) to increase the maximum ratio to 4.50 to 1.00 for the fiscal quarter in which such Qualified Acquisition is consummated and the four consecutive fiscal quarters immediately following such fiscal quarter, subject to TD SYNNEX having maintained a maximum ratio of 4.00 to 1.00 for at least two consecutive fiscal quarters immediately preceding such Qualified Acquisition, and (ii) a ratio of (x) EBITDA of TD SYNNEX and its subsidiaries on a consolidated basis to (y) Interest Charges (as defined in the New Term Loan Credit Agreement) of TD SYNNEX and its subsidiaries on a consolidated basis of not less than 3.00 to 1.00. The New Term Loan Credit Agreement also contains various customary events of default, including with respect to a change of control of TD SYNNEX.
The foregoing description of the New Term Loan Credit Agreement is qualified in its entirety by reference to the full text of the New Term Loan Credit Agreement which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the New Term Loan Credit Agreement and the New Term Loan is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Document
10.1+	Credit Agreement, dated as of November 2, 2026, by and among TD SYNNEX Corporation, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
+Schedules (or similar attachments) and certain information have been omitted pursuant to Items 601(a)(5), 601(a)(6) and/or 601(b)(10)(iv) of Regulation S-K. TD SYNNEX hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request; provided, however, that TD SYNNEX may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026	TD SYNNEX CORPORATION

	By:	/s/ David Jordan
David Jordan
Chief Financial Officer